LITMAN/GREGORY FUND ADVISORS, LLC

LITMAN/GREGORY ASSET MANAGEMENT, LLC

_____________________

Code of Ethics

_____________________

(as amended January 20, 2005)

_____________________

Litman/Gregory Fund Advisors, LLC (“LGFA”) and its affiliate, Litman/Gregory Asset Management, LLC (“LGAM”, and with LGFA, the “Company”), have adopted the policies and procedures set forth in this Code of Ethics (the “Code”).

This Code governs the activities of all of the Company’s Employees. It is important that you understand your reporting obligations under this Code.

If you have any questions regarding this Code, please contact the Chief Compliance Officer of LGAM or LGFA, as applicable.

I.            PURPOSE OF THIS CODE

This Code is intended to promote ethical conduct and to provide guidelines and specific reporting requirements to help ensure the compliance of the Company and its Employees with applicable securities laws and regulations, including the Securities Act of 1933, the Securities Exchange Act of 1934, the Investment Company Act of 1940 (the “1940 Act”), and the Investment Advisers Act of 1940 (the “Advisers Act”), and all other applicable Federal securities laws (as defined in Rule 38a-1 of the 1940 Act). In particular, Rule 204A-1 under the Advisers Act and Rule 17j-1 under the 1940 Act, require the Company to establish, maintain and enforce a written code of ethics that, at a minimum, sets the standard of business conduct that the Company requires of its Employees, requires Employees to comply with applicable federal securities laws, and sets forth provisions regarding personal securities transactions by Employees.

II.         KEY PRINCIPLES

This Code is based on the following key principles:

•	Each Employee’s duty at all time to place the interests of clients first;

•	The requirement that all personal securities transactions be conducted in such a manner as to be consistent with this Code and to avoid any actual or potential conflict of interest or any abuse of an Employee’s position of trust and responsibility;

•	The principle that Employees should not take inappropriate advantage of their positions;

•	The fiduciary obligation of Employees to protect the confidentiality of clients’ proprietary, sensitive or other confidential information communicated to the Company or its Employees;

•	The principle that the Company and each Employee must maintain the highest ethical standards and refrain from engaging in activities that may create actual or apparent conflicts of interest between the interests of the Company or its Employees and the interests of the Company’s clients.

III.        FRAUD

Fraudulent activities by Employees are prohibited. Specifically, any Employee, in connection with the purchase or sale, directly or indirectly, by such Employee of a security held or to be acquired by a Company client, may not:

•	Employ any device, scheme or artifice to defraud the Company’s clients;

•	Make any untrue statement of a material fact to the Company’s clients or omit to state a material fact necessary in order to make the statements made to the Company’s clients, in light of the circumstances under which they are made, not misleading;

•	Engage in any act, practice or course of business that operates or would operate as a fraud or deceit on the Company’s clients;

•	Engage in any manipulative practice with respect to the Company’s clients or securities in general; or

•	Engage in any manipulative practice with respect to the securities.

IV.        INSIDER TRADING

           The Company and its Employees are prohibited by law from purchasing or selling any publicly-traded stock, bond, option or other security on the basis of material, nonpublic information (i.e., insider trading).

A.	Insider Trading Defined.

It is against the law to engage in insider trading. The term “insider trading” is generally used to refer to (i) a person’s use of material, nonpublic information in connection with transactions in securities, and (ii) certain communications of material, nonpublic information.

The laws concerning insider trading generally prohibit:

•	The purchase or sale of securities by an insider, on the basis of material, nonpublic information;

•	The purchase or sale of securities by a non-insider, on the basis of material, nonpublic information where the information was disclosed to the non-insider in violation of an insider’s duty to keep the information confidential or was misappropriated; or

•	The communication of material, nonpublic information in violation of a confidentiality obligation where the information leads to a purchase or sale of securities.

                 1.  Who is an Insider? The concept of “insider” is broad. It includes the officers, directors, employees and majority shareholders of a company and may also include, among others, a company’s attorneys, accountants, consultants, investment bankers, commercial bankers and the employees of such organizations. Analysts are usually not considered insiders of the companies that they follow, although if an analyst is given confidential information by a company’s representative in a manner in which the analyst knows or should know to be a breach of that representative’s duties to the company, the analyst may become a temporary insider.

                 2.  What is Material Information? Trading on inside information is not a basis for liability unless the information is “material.” “Material” information is construed broadly and is generally defined as information that a reasonable investor would likely consider important in making his or her investment decision or information that is reasonably certain to have a substantial effect on the price of a company’s securities. Information that should be considered material includes, but is not limited to: dividend changes, earnings estimates, changes in previously released earnings estimates, significant merger or acquisition proposals or agreements, major litigation, liquidity problems and extraordinary management developments. Material information does not have to relate to a company’s business; it can be significant (but as yet not widely known) market information. For example, a reporter for The Wall Street Journal was found criminally liable for disclosing to others the dates on which reports on various companies would appear in The Wall Street Journal and whether or not those reports would be favorable.

                3.  What is Nonpublic Information? Information is nonpublic unless it has been effectively communicated to the marketplace. For information to be considered public, one must be able to point to some fact to show that the information has been generally disseminated to the public. For example, information found in a report filed with the SEC or appearing in Dow Jones, Reuters Economic Services, The Wall Street Journal or another publication of general circulation is considered public. Market rumors are not considered public information.

                4.  What is “Trading on the Basis of” Material Nonpublic Information? Generally, a purchase or sale of a security is made “on the basis of” material nonpublic information about that security or issuer if the person making the purchase or sale was aware of the material nonpublic information when the person made the purchase of sale.

              5.  Not Certain if You Have “Inside” Information? If you have any doubts about whether you are in possession of material nonpublic information, consult with the applicable Chief Compliance Officer.

B.            Penalties for Insider Trading.

 Penalties for trading on or communicating material, nonpublic information are severe, both for the individuals involved in the unlawful conduct and for their employers, and may include administrative penalties, civil injunctions, disgorgement of profits, jail sentences, and significant fines for the person who committed the violation or for the employer or other controlling person of the person who committed the violation. A person can be subject to some or all of these penalties even if he or she does not personally benefit from the violation.

 In addition, any violation of the procedures set forth in this Code can be expected to result in serious sanctions by the Company, including dismissal.

C.         Policy Statement Regarding Insider Trading.

The Company expects that each of its Employees (as defined in Section III.B. on page 6) will obey the law and not trade on the basis of material, nonpublic information. In addition, the Company discourages its Employees from seeking or knowingly obtaining material nonpublic information.

D.        Procedures to Prevent Insider Trading.

Because the Company does not have an investment banking division or affiliate and prohibits its Employees from serving as an officer or director of a company having publicly traded securities, the Company does not anticipate that its Employees will routinely be in receipt of material, nonpublic information. However, such persons may from time to time receive such information. If any such person receives any information which may constitute such material, nonpublic information, such Employee (i) should not buy or sell any securities (including options or other securities convertible into or exchangeable for such securities) for a personal account or a client account, (ii) should not communicate such information to any other person (other than the Chief Compliance Officer), and (iii) should discuss promptly such information with the Chief Compliance Officer. Under no circumstances should such information be shared with any persons not employed by the Company, including family members and friends. Each Employee contacting an issuer or analyst should (i) identify himself as associated with the Company, (ii) identify the Company as an investment management firm, and, (iii) after the conversation, make a memorandum memorializing the conversation with the issuer or analyst (including the beginning of the conversation where the Employee identified himself or herself as associated with the Company). Once such material, nonpublic information becomes public, the Employee may trade in securities in accordance with this Code.

V.   OTHER CONFIDENTIAL INFORMATION

A.	Confidential Information Defined.

            Even if the Company and its Employees do not routinely receive material, nonpublic information (i.e., “inside information”), the Company or its Employees may receive such information or other sensitive or confidential information from or about the Company’s clients, and the Company’s Employees will receive confidential or sensitive information about the Company’s affairs. Such confidential information may include, among other things:

•	Names and addresses of clients (e.g., “client lists”).

•	Financial or other information about the client, such as the client’s financial condition or the specific securities held in a specific client’s portfolio.

•	The names of the securities being purchased or sold, or being considered for purchase or sale, for any client’s account.

•	Any client or Company information privately given to an Employee that, if publicly known, would be likely to (i) affect the price of any security in the portfolio of any client of the Company or (ii) embarrass or harm the client or the Company.

Given the breadth of the above, all information that an Employee obtains through the Company should be considered confidential information unless it is specifically known to be available to the public.

B.	Policy Statement Regarding Use and Treatment of Confidential Information.

All confidential information, whatever the source, may be used only in the discharge of the Employee’s duties with the Company. Confidential information may not be used for any personal purpose, including the purchase or sale of securities for a personal account. No Employee may use any confidential information in any manner that adversely affects the Company or its clients. All confidential information is to be treated as the secret, proprietary and confidential data of the Company.

C.	Procedures Regarding Use and Treatment of Confidential Information.

The Company encourages each of its Employees to be aware of, and sensitive to, such Employee’s treatment of confidential information. The Company has also adopted a Privacy Policy which also sets forth policies and procedures regarding maintaining the privacy of its consumers and customers personal financial information. Each Employee must take the following precautions:

•	Employees must not discuss confidential information unless necessary as part of his or her duties and responsibilities with the Company.

•	Precautions must be taken to avoid storing confidential information in plain view in public areas of the Company’s facilities, including reception areas, conferences rooms and kitchens, and Employees must remove confidential information from areas where third parties may inadvertently see it. Confidential Information should, whenever reasonably feasible, be stored in locked or otherwise physically secure locations.

•	Particular care should be exercised if confidential information must be discussed in public places, such as restaurants, elevators, taxicabs, trains or airplanes, where such information may be overheard.

•	Under no circumstances may confidential information be shared with any person, including any spouse or other family member, who is not a manager, member, officer, director, or employee of the Company.

•	Employees must return all confidential information upon their separation from the Company.

VI.        CONFLICTS OF INTEREST INVOLVING PERSONAL SECURITIES ACCOUNTS

The Company and its Employees owe a fiduciary obligation to the Company’s clients. The Company and such persons, therefore, must avoid actual and apparent conflicts of interest with the Company’s clients. In any situation where the potential for conflict exists, the client’s interest must take precedence over personal interests. If there is any doubt, resolve the matter in the client’s favor and confer with the Chief Compliance Officer.

If both an Employee and a client of the Company are engaging in transactions involving a Restricted List Security or a Reportable Security (as defined below), an actual or apparent conflict of interest could arise. In those cases, transactions for client accounts must take precedence over transactions for Personal Accounts (as defined below) and personal transactions that create an actual or apparent conflict must be avoided.

Employees must not implement any securities transactions for a client without having disclosed any material beneficial ownership, business or personal relationship, or other material interest in the issuer or its affiliates to the Chief Compliance Officer. If the Chief Compliance Officer deems the disclosed interest to present a material conflict, the Employee may not participate in any decision-making process regarding the securities of that issuer.

VII.        KEY DEFINITIONS.

             1.  Employee. The term “Employee” as used in this Code includes all managers, members, officers, directors and employees of the Company as well as spouses, domestic partners and dependents. “Employee” also includes long-term temporaries and on-site consultants.

             2.  Access Persons. “Access Person” means any Employee who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding, the purchase or sale of Reportable Securities or whose function relates to the making of any recommendations with respect to such purchases or sales. Currently, all Employees are treated as Access Persons.

             3.  Fund Access Persons. “Fund Access Person” means any Access Person who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding, the purchase or sale of Reportable Securities held by any of the series (i.e., funds) of the Masters’ Select Funds Trust, or whose function relates to the making of any recommendations with respect to such purchases or sales, or who regularly receives material non-public information regarding the Masters’ Select Funds Trust. The Chief Compliance Officer of LGFA maintains the list of Fund Access Persons.

              4.  Personal Account. The “Personal Account” of an Employee shall include each and every account (other than an account for the benefit of any of the Company’s clients) for which such Employee influences or controls investment decisions. Personal Account includes self-directed retirement and employee benefit accounts. An account for the benefit of any of the following will be presumed to be a “Personal Account” unless the Company and the Employee otherwise agree in writing:

•	An Employee.

•	The spouse or domestic partner of an Employee.

•	Any child under the age of 22 of an Employee, whether or not residing with the Employee.

•	Any other dependent of an Employee residing in the same household with the Employee.

•	Any other account in which an Employee has a beneficial interest (for example, an account for a trust, estate, partnership or closely held corporation in which the Employee has a beneficial interest).

Exception. If an Employee certifies in writing to the Chief Compliance Officer that (i) the certifying Employee does not influence the investment decisions for any specified account of such spouse, domestic partner, child or dependent person, and (ii) the person or persons making the investment decisions for such account do not make such decisions, in whole or in part, upon information that the certifying Employee has provided, the Chief Compliance Officer may, in his discretion, determine that such an account is not an Employee’s “personal account.”

Other Exceptions. Special policies apply when trading in an Employee’s Personal Account is handled by someone other than the Employee. In situations where a third party exercises complete investment discretion in managing an Employee’s Personal Account, the restrictions on trading Restricted List Securities are not applicable. If the Employee has any role in the managing of the account, however, this exception does not apply. In any event, securities held or traded for these accounts must be included in the Employee’s quarterly and annual reports described in Section E, below. Any actual or appearance of a conflict of interest in the trading in the Employee’s excepted accounts will render these accounts subject to the trading restrictions applicable to Restricted List Securities.

In order to fit within the exception regarding accounts for which the Employee has no investment discretion, the following is required: (a) a written verification by the Employee, and (b) a written verification by a third party involved in the management of the account. In all cases, whether to grant the exception is in the discretion of the Chief Compliance Officer.

              5.  Restricted List Securities. “Restricted List Securities” are those securities included on a list (the “Restricted List”) posted by the LGFA Compliance Officer on a Company intranet web page accessible to all Employees.

              6.  Reportable Securities. “Reportable Securities” are those securities for which quarterly transactions reports must be filed. Reportable Securities are all securities included in the definition of “Security” in the Advisers Act and the 1940 Act (with the exceptions below) and include any (a) equity or debt instrument traded on an exchange (including foreign securities exchanges), through NASDAQ or through the “pink sheets,” over-the-counter or on any public market, (b) options to purchase or sell such equity or debt instrument, (c) warrants and rights with respect to such securities, (d) municipal bonds, (e) index stock or bond group options that include such equity or debt instrument, (f) futures contracts on stock or bond groups that include such equity or debt instrument, (g) any option on such futures contracts and (h) shares of mutual funds managed by the Company (i.e., the Masters’ Select Funds); provided that Reportable Securities shall not include securities issued by the Government of the United States, banker acceptances, bank certificates of deposit, commercial paper, high quality short-term debt instruments and shares of open-end mutual funds (other than the Masters’ Select Funds).

VIII.    TRADING FOR PERSONAL ACCOUNTS

A.	Policy Statement Regarding Trading for Personal Accounts.

The Company recognizes that the personal investment transactions of its Employees demand the application of a strict code of ethics. Consequently, the Company requires that all personal investment transactions be carried out in a manner that will not endanger the interest of any client or create any apparent or actual conflict of interest between the Company or its Employees, on the one hand, and the client, on the other hand. Therefore, the Company has adopted the procedures set forth below.

B.	Procedures Regarding Trading for Personal Accounts.

1.  Trading Procedures. The following procedures must be followed by Employees before buying or selling securities for a Personal Account, provided, that such procedures shall not be required with respect to (a) a purchase or sale of a Reportable or Restricted List Security for a Personal Account where such purchase or sale is non-volitional on the part of the Personal Account (e.g., a sale in connection with a court order) or (b) a purchase of a Reportable or Restricted List Security where such purchase is part of an automatic dividend reinvestment plan, or (c) Trading in mutual funds other than Masters’ Select Funds.

☐	Confirm That Not in Receipt of Inside Information.

Each Employee wishing to buy or sell a security for a Personal Account should first confirm that he or she is not in receipt of any inside information that would affect the price of that security.

☐	Confirm That the Trade is Not an Opportunity That Should Be Offered to Company Clients.

Employees are not to make a trade if the Employee has reason to believe that the trade should first be offered to the Company’s clients, such as the situation where a client may be eligible for a “limited availability” investment opportunity offered to an Employee. If you have any doubt, confer with the Compliance Officer.

☐	Check the Restricted List.

Check the Restricted List on the Company’s intranet web page, or obtain the Restricted List from the Compliance Officer. Employees may not purchase any Restricted List Security for a Personal Account and may only sell a Restricted List Security for a Personal Account as a last trade on the trade date. Any such sale must be reported in writing to the Compliance Officer on the next business day. No Employee may write options on a Restricted List Security.

☐	Pre-Clearance for IPOs or Private Placement Securities.

Access Persons wishing to buy any security in an initial public offering (“IPO”) or limited offering (private placement) for any Personal Account must first obtain written approval for such purchase from the Compliance Officer.

2.  Exceptions and Waivers. In appropriate circumstances (e.g., financial need, extreme market conditions, unexpected corporate developments, discovery of inadvertent violation), the Compliance Officer may grant an exception or waiver to permit specifically requested trading. A memorandum describing the scope of circumstances of any such waiver/exception shall be created and maintained in the Employee’s files and part of the Company’s books and records.

3.   Prohibition on Short-Term Trading of Masters’ Select Funds. Shares of any mutual funds advised by the Company (i.e., the Masters’ Select Funds) must be held for a minimum of sixty (60) calendar days after the date of purchase. However, the Chief Compliance Officer of LGFA may waive these requirements in his discretion in the event of an extraordinary circumstance.

C.	Reports of Personal Transactions and Securities Ownership.

1.  Submission of Reports. In order for the Company to monitor compliance with its insider trading and conflict of interest policies and procedures, each Employee shall submit the reports listed below. Each Employee must sign and submit the report certifying the completeness of the information included therein and certifying certain other matters. The reports contain important acknowledgments.

☐	a signed “Initial Holdings Report” (a form of which is attached) for all securities in each of his or her Personal Accounts. The report shall be submitted to the Compliance Officer within ten (10) calendar days following the first day of employment with the Company. If the tenth day is not a work day, then the report must be submitted earlier.

☐	a signed “Quarterly Personal Transaction Report” (a form of which is attached) for all trades in Reportable Securities in each of his or her Personal Accounts. The Quarterly Report shall be submitted to the Compliance Officer within thirty (30) calendar days following the end of each calendar quarter regardless of whether any trading activity took place in that account during the quarter. If the thirtieth day is not a work day, then the report must be submitted earlier.

☐	For Access Persons who are not Fund Access Persons: The Report may attach an account statement for each Personal Account provided that the Quarterly Report certifies that all trades in Reportable Securities by the Employee’s Personal Accounts during the calendar quarter are covered by such account statements.

☐	Special Reporting For Fund Access Persons: The Report must include an account statement for each Personal Account. In addition, the Report must include a certification that all trades in Reportable Securities by the Employee’s Personal Accounts during the calendar quarter are covered by such account statements.

☐	a signed “Annual Holdings Report” (a form of which is attached) for all securities in each of his or her personal accounts. The report shall be submitted to the Compliance Officer within thirty (30) calendar days following the end of the calendar year. If the thirtieth day is not a work day, then the report must be submitted earlier.

☐	For Access Persons who are not Fund Access Persons: The Report may include copies of brokerage statements or may incorporate by reference the Quarterly Personal Transaction Reports. If brokerage statements are provided, the Report must include a certification that all trades in Reportable Securities by the Employee’s Personal Accounts during the reporting period are covered by such account statements.

☐	Special Reporting For Fund Access Persons: The Report must include copies of brokerage statements or incorporate by reference the Quarterly Personal Transaction Reports. In addition, the Report must include a certification that all trades in Reportable Securities by the Employee’s Personal Accounts during the reporting period are covered by such account statements.

☐	a signed “Restricted List Trade Report” (a form of which is attached) for all sales of Restricted List Securities in each of his or her Personal Accounts. The Restricted List Trade Report shall be submitted to the Compliance Officer before the end of the business day following the date of the trade.

2.  Review and Retention of Reports. The Chief Compliance Officer or his designee shall promptly review each Initial Holdings Report, Quarterly Personal Transaction Report and Annual Holdings Report Quarterly, and each Restricted List Trade Report as received, to determine whether any violations of the Company’s policies or of the applicable securities laws took place. The Company shall retain the Reports required by this Code as part of the books and records required by the Advisers Act and the rules promulgated thereunder.

D.	Restrictions on Public Company Directorships.

Access Persons are prohibited from serving on the boards of directors of publicly traded companies if, in the written determination of the Chief Compliance Officer, such service is inconsistent with the interests of any Client, including the Trust. If the Chief Compliance Officer has approved such service by an Advisory Person, that Advisory Person shall be isolated through informational barrier procedures from persons making investment decisions with respect to such issuer.

E.	Importance of Adherence to Code.

It is very important that all Employees adhere strictly to this Code of Ethics. Any violations of such policies and procedures may result in serious sanctions, including dismissal from the Company. Trading violations may also result in disgorgement of profits.

F.	Reporting of Violations.

1.  Internal Reporting and Protections.

Any Employee who becomes aware of a violation of the Code shall report such violation to the Chief Compliance Officer of LGFA or LGAM, or in his or her absence, to the President of LGFA or LGAM. Failure to report any violation of the Code is itself a violation of the Code.

The Chief Compliance Officer or the President, if applicable, should take reasonable steps to ensure that there is no retaliation against any Employee for submitting a good faith concern or providing any information with respect to a violation of this Code.

Employees who believe that they have been subjected to retaliation must immediately report the matter concerns to the Chief Compliance Officer or to the President.

Notwithstanding anything else contained in this section of the Code, if it is determined that intentionally false or malicious information was provided by reporting person in connection with the otherwise lawful actions of reporting concerns and/or providing information or cooperating in connection with investigations of violations of this Code, disciplinary action may be taken against any reporting person who gave such intentionally false or malicious information to the extent the Company deems appropriate.

2.  LGFA Reporting.

On at least an annual basis, the LGFA Chief Compliance Officer shall prepare a written report describing any issues arising under the Code, including information about any material Code violations by Access Persons and any sanctions imposed due to such violations, and submit the information for review by the board of trustees of the Masters’ Select Funds Trust. On an annual basis, LGFA shall certify to the board of the trustees of the Masters’ Select Funds Trust that it has adopted procedures reasonably necessary to prevent its Access Persons from violating the Code of Ethics.

G.	Annual Circulation/Certification of Receipt of Code and Amendments.

            This Code shall be circulated at least annually to all Employees, and at least annually, each Employee shall be asked to certify in writing pursuant to the form attached hereto that he or she has received and followed the Code. Each Employee will also be asked to certify to the receipt of any amendments to the Code circulated during the year.CERTIFICATE OF RECEIPT

CODE OF ETHICS

LITMAN/GREGORY FUND ADVISORS, LLC

LITMAN/GREGORY ASSET MANAGEMENT, LLC

I hereby certify that I have received a copy of the foregoing Code of Ethics, revised January 20, 2005 and that I have read it and understand it. I have had the opportunity to ask any questions I may have concerning the meaning and interpretation of the provisions of the Code of Ethics and I understand the obligations set forth therein applicable to me. I agree to abide by and comply with all such policies and procedures.

(Signature of Employee)
Name (printed):
Date:

  FORM OF INITIAL HOLDINGS REPORT
  (complete within ten calendar days of becoming an Employee)
  Date: ___________

  Note: In lieu of completing this report, you may attach duplicate copies of your most recent brokerage or custodian statements provided they are current within 45 days of the date of this report and sign below certifying that all required information has been provided.

1. Holdings

Name of Security	Ticker/CUSIP	Type of Security	Number of Shares Held	Principal Amount	Name of Broker, Dealer or Bank	Name of Security

2. Brokerage / Custody Accounts

Name of Institution and Account Holders' Name (i.e., you, spouse , child)	Account Number	Have you requested duplicate statments (Fund Access Persons only)?

 Signed By: ______________________________________________________

Print Name: ______________________________________________________

Reviewed By: ______________________________________________________
   (compliance officer signature)
Date: _______________

FORM OF QUARTERLY TRANSACTIONS REPORT

☐	I have engaged in reportable trading activity during the preceding calendar quarter as indicated on the attached summary (or attached Personal Account statement).

☐	I have not engaged in any reportable trading activity during the preceding calendar quarter.

☐	Acknowledgment: The undersigned hereby represents that:

1.	All reportable transactions (including municipal securities) in all Personal Accounts are identified in this Report and in any Personal Account statement attached to this Report. (Personal Accounts include each and every account for which an Employee influences or controls investment decisions. Please refer to the definition in the Code of Ethics.)

2.	No transactions involved a “limited availability” securities offering that was not first made available to clients as appropriate and all necessary pre-clearances (or waivers) were obtained as outlined in the Code of Ethics with respect to IPO and private placement transactions.

3.	No transactions involved a conflict or potential conflict with the interests of Litman/Gregory clients.

4.	No transactions were made on the basis of special knowledge available to me only as an Employee of Litman/Gregory or on the basis of inside information.

5.	No transactions were made in violation of the prohibition on short-term trading in the Masters’ Select Funds.

6.	All Restricted List Reports were submitted as required by the Code of Ethics.

Note any exceptions here:

(Signature of Employee)
Name (printed):
Date:

QUARTERLY TRANSACTIONS REPORT SUMMARY
  (complete within 30 days of the ___ quarter of 200_ )
  Date: ___________

Note: In lieu of completing this Report, you may attach duplicate copies of all of your brokerage or custodian statements for the quarter and sign below certifying that all required information has been provided.

1. Transactions in Reportable Securities (including the Funds)
Date Account Established	Date of Trade	Name of Security	Ticker/ CUSIP	Interest Rate and Maturity Date	Number of Shares	Price	Principal Amount	Type of Transaction (e.g., purchase/sale)	Name of Broker, Dealer or Bank

2. Transactions in Limited Offerings (Includes Private Placements, Hedge Funds and Other Offerings Not Publicly Available)
Date Account Established	Date of Trade	Name of Security	Interest Rate and Maturity Date	Number of Shares	Price	Principal Amount	Type of Transaction (e.g., purchase/sale)	Name of Broker, Dealer or Bank

  3. Brokerage / Custody accounts opened during quarter

Name of Institution and Account Holders' Name (i.e., you, spouse , child)	Account Number	Have you requested duplicate statments (Fund Access Persons only)?

4. Fund access persons only
☐ I certify that I have complied with this request by designating Litman/Gregory as a recipient of duplicate brokerage or custodian confirmations and account statements from all required brokerage and custodial accounts over which I exercise control or have a beneficial interest as identified in my initial holdings report and amended by item 3 of the quarterly transaction reports I have submitted since the date of my initial holdings report.

Signed By: ______________________________________________________
Print Name: ______________________________________________________
Reviewed By: ______________________________________________________
   (compliance officer signature)
Date: _______________

FORM OF ANNUAL HOLDINGS REPORT
  (to be accurate within forty-five days of submission)

Print Name: _____________________________________________________

Date: ________________________

 Note: In lieu of completing this Report, you may attach duplicate copies of your most recent brokerage or custodian statements and sign below certifying that all required information has been provided.

 1. Holdings in Reportable Securities (including Limited Offerings and the Funds)

Name of Security	Ticker/Cusip	Type of Security	Number of Shares Held	Principal Amount	Name of Broker, Dealer or Bank	Name of Security

  2. Brokerage / Custody Accounts

Name of Institution and Account Holders' Name (i.e., you, spouse , child)	Account Number	Have you requested duplicate statments (Fund Access Persons only)?

Signed By: ______________________________________________________
Print Name: ______________________________________________________
Reviewed By: ______________________________________________________
   (compliance officer signature)
Date: _______________

LITMAN/GREGORY
REPORT ON EXECUTION OF RESTRICTED LIST
EMPLOYEE PERSONAL TRADES

Print Name:  _____________________________________________________

Date: ________________________

On the date above the undersigned sold the Restricted List Securities described below:

Number of Shares	Name of Security	Ticker/Cusip	Price	Name of Broker, Dealer or Bank

Signed By: ______________________________________________________
Print Name: ______________________________________________________
 Reviewed By: ______________________________________________________
   (compliance officer signature)
Date: _______________

Time:  _______________

LITMAN/GREGORY
EMPLOYEE INTENTION TO PARTICIPATE IN A LIMITED INVESTMENT OPPORTUNITY

Print Name:
Account Name:

Estimated Date of Intended Transaction	Number of Shares or Amount	Name of Security	Name of Broker, Dealer, Bank or Investment Company

I confirm that I am not in possession of any Inside Information (as defined in Litman/Gregory Fund Advisors, LLC and Litman/Gregory Asset Management, LLC’s Code of Ethics) concerning this security or its issuer.

________________________________________________________
Signature of Employee or Employee’s Spouse
Trade Approved by: Note: Time and Date Stamp Required

•	This form must be prepared and submitted to Craig Litman, or in his absence, Jennifer Ceccarelli, for each Private Placement or other transaction in a Limited Investment Opportunity you want to make prior to placing an order for any personal account.

•	Personal accounts include each and every account for which an employee of Litman/Gregory Asset Management, LLC (“the Company”), an employee’s spouse, minor child or other dependent influences or controls investment decisions. Personal accounts also include any other account in which an employee of the Company has a beneficial interest.

•	No transaction shall be executed in any employee personal account until the employee has received a copy of the approved form, or received verbal or electronic messaging confirmation of approval. Regardless of the type of confirmation, a copy of the approved form will be delivered to the employee promptly.

•	Approval by one of the officers above means that to the best of that officer’s knowledge, the proposed purchase of the security will not preclude any purchase or materially impact any client’s ability to purchase such security.